UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2014

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

When used in this Current Report on Form 8-K, unless otherwise specifically stated or the context otherwise requires, the terms “Company,” “we” and “our” refer to Iron Mountain Incorporated.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incremental A Term Loan Facility

As previously disclosed, on August 25, 2014, the Company’s wholly owned subsidiary, Iron Mountain Information Management, LLC, or IMIM, entered into an incremental term loan activation notice, or the Activation Notice, with the lenders party to the Activation Notice pursuant to which the Company increased the maximum amount permitted to be borrowed under its Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other lenders parties thereto, or the Credit Agreement, from $1.5 billion to $1.9 billion.

On September 24, 2014, the Company borrowed $250.0 million of the increased borrowings in the form of a term loan, or the Incremental Term Loan. The Company will continue to be able to request an increase in the maximum amount available to be borrowed under the Credit Agreement up to a maximum of $2.0 billion. The Incremental Term Loan was borrowed under the Credit Agreement and is subject to the same covenants, and benefits from the same security and guarantees, as other borrowings under the Credit Agreement. The Company used a portion of the proceeds of the Incremental Term Loan for general corporate purposes, including repaying amounts outstanding under the Company’s revolving credit facility, and expects to use the remainder of the proceeds to fund a portion of the Company’s distributions to be made in connection with the its conversion to a real estate investment trust and for general corporate purposes. The Company must repay 0.25% of the initial principal amount of the Incremental Term Loan at the end of each calendar quarter during the period December 31, 2014 through March 31, 2016, with payment in full of the remaining amount due at the stated maturity date of June 27, 2016. The Incremental Term Loan may be prepaid at any time without penalty. The interest rate on the Incremental Term Loan varies depending on the Company’s choice of interest rate options, plus an applicable margin, which varies based on the Company’s consolidated leverage ratio. On the borrowing date, the Company paid an upfront fee to each lender making the Incremental Term Loan in the amount of 0.2% of the Incremental Term Loan funded by such lender.

The above descriptions of the Incremental Term Loan and the Credit Agreement are not complete and are subject to and qualified in their entirety by reference to (a) the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as amended by (i) the amendment to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, (ii) the second amendment to the Credit Agreement, a copy of which is attached to the Company’s Current Report on Form 8-K, dated February 4, 2013, (iii) the third amendment to the Credit Agreement, a copy of which is attached to the Company’s Current Report on Form 8-K, dated August 8, 2013, and (iv) the fourth amendment to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and (b) the Activation Notice, a copy of which is attached to the Company’s Current Report on Form 8-K, dated August 25, 2014, each of which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: September 30, 2014